Microsoft                                                                   Word
     11.0.8125;http://schemas.microsoft.com/office/word/2003/wordml013fSUB-ITEM
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     77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.